SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2008
____________________________________________

STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code             (317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We are filing this Amendment No.1 to Form 8-K to amend our Current Report on Form 8-K filed February 8, 2008 (the “February Report”). In the February Report, we reported that we had transferred the all of the outstanding shares of our former Precision Healthcare, Inc. subsidiary, and certain other assets to Sam Schmidt, one of our directors and our largest shareholders. This Amendment No.1 is being filed to provide the financial information referred to below.

Item 9.01       Financial Statements and Exhibits.

(b)
On the date this Amendment No.1 to Form 8-K is being filed, the Registrant is filing its Annual Report on Form 10-K for the year ended December 31, 2007. The financial statements included in such Annual Report on Form 10-K are incorporated by reference in this Amendment No.1 to Form 8-K. The financial statements included in the Form 10-K have been restated to reflect the classification of the Registrant’s former Precision Healthcare, Inc. subsidiary as a discontinued operation. Because the financial statements included in the Form 10-K show the historical effect of the disposition of Precision Healthcare, Inc. for all periods shown, the Registrant will not file separate pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By: /s/Ronald D. Hunter
Name: Ronald D. Hunter
Title: Chairman, President and Chief Executive Officer

Dated: May 15, 2008